Exhibit 10.2

Case ID: 1853307

TERM LOAN SUMMARY

This Term Loan Summary forms a part of and is incorporated by reference into the Business Loan and Security Agreement that follows.

Agreement Date:	August 20, 2025 , which may be different than the funding date
Borrower:	ZSPACE, INC., A Delaware Corporation
Lender:	Itria Ventures LLC
Loan Amount:	$1,000,000.00
Origination Fee: (Deducted from Loan Amount)	$15,000.00
Underwriting Fee: (Deducted from Loan Amount)	$499.00
Net Loan Amount: (Loan Amount less Origination Fee and Underwriting Fee)	$984,501.00
Funded Amount: (Net Loan Amount less other debt amounts due to Lender or any other lenders on funding date)	$984,501.00 paid to Borrower at funding of the Loan
Monthly Periodic Payment:	$64,278.70 once a month * *actual Periodic Payment amount may vary. See Section 1(e)(ii)
Payment Schedule:	18 payments of $64,278.70 (each a “Periodic Payment”), due on the dates provided in the Agreement (“Periodic Payment Date(s)”) (See Section 1(e))
Term:	18 Months from the Loan funding date (“Term”)
Interest Rate:	18.99%, subject to adjustment, including a Default Interest Rate (See Section 3)
Business Purpose Loan:

The Loan proceeds funded to Borrower must be used solely and exclusively for working capital and other business purposes in Borrower’s business; and must never be used for personal, consumer, family or household purposes.

Other Fees:	■ Returned Payment Fee: $25.00 ■ Late Fee: 3% of each missed Periodic Payment ■ Administrative Fee: up to 5% of the unpaid principal balance if there is an Event of Default (See Section 4)
Collateral:	The Loan is secured by a second-priority lien on all of the Borrower’s business assets, subordinated to the first-priority lienholder (See Section 5)
Guarantor(s):	The Loan is guaranteed by: zSpace Technologies (Shanghai) Ltd. and zSpace KK (See Section 14)
Servicer:	Itria Ventures LLC (See Section 1(f))
Prepayment:	The Loan may be prepaid by Borrower subject to payment of a Prepayment Fee (See Section 3(d))
Borrower Loan Dashboard:	Operated by the Servicer (See Section 1(e)(i))

BUSINESS LOAN AND SECURITY AGREEMENT

This BUSINESS LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into by and among Itria Ventures LLC, a Delaware limited liability company, as lender (including its successors and assigns, “Lender”, “we”, “us” or “our”), the Borrower identified in the Term Loan Summary (“Borrower”, “you” or “your”) and each Guarantor identified in the Term Loan Summary (each, a “Guarantor” and, collectively, the “Guarantors”). This Agreement sets out the legal terms and conditions of the business loan being made by Lender to Borrower (“Loan”). Capitalized terms used below may also be defined in the Term Loan Summary on the prior page.

1.	THE LOAN

(a)            Term Loan Summary. The Term Loan Summary contains some of the terms applicable to your Loan. The Term Loan Summary forms a part of and is incorporated by reference into this Agreement. You agree to repay the Loan to Lender as provided in the Term Loan Summary and this Agreement.

(b)            Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by Borrower, each Guarantor and Lender and the disbursement of the Funded Amount in accordance with the terms of this Agreement to Borrower (“Effective Date”).

(c)            Loan Proceeds Disbursed to Borrower. On the Effective Date, the amount of Loan proceeds disbursed to Borrower shall be the Funded Amount specified in the Term Loan Summary.

(d)            Business Purpose Loan. The proceeds of the Loan must be used solely for working capital or other use in Borrower’s business and not for any other purpose. Further, the proceeds of the Loan shall not be used for personal, consumer, family or household purposes. Borrower agrees that a breach of this provision will not affect Lender’s right to enforce this Agreement.

(e)	Loan and Payment Information.

(i)            Borrower will have access to relevant Loan information, including: (A) Loan balance, (B) Periodic Payment amount (payable either every business day (“Daily Periodic Payment”), or four (4) times a month (“Weekly Periodic Payment”) or two (2) times a month (“Bi-monthly Periodic Payment”), or once a month (“Monthly Periodic Payment”), as specified on the Term Loan Summary), (C) the Interest Amount (as defined in Section 3(e)), (D) Periodic Payment Dates, (E) total Repayment Amount,(F) total amount of Periodic Payments made to date, (G) the amount of payments in arrears and (H) any other fees or payments specified in this Agreement, in each case via: (1) the “Borrower Loan Dashboard” referenced in the Term Loan Summary; or (2) other electronic communication sent to Borrower by Lender that contain the above information. Borrower will receive a unique dashboard ID and must set up a unique password in order to access the Borrower Loan Dashboard. The Borrower Loan Dashboard will be operated by the Servicer (as defined). You can also access the above information by contacting your Lender case manager or Servicer, whose contact information will be displayed on the Borrower Loan Dashboard or provided to you via email. Servicer may also send Borrower an email payment reminder or prepayment confirmation from time to time (“Email Alert”).

(ii)            The actual Monthly Periodic Payment amount and the Interest Amount may be (x) slightly lower than the dollar amount set forth in the Term Loan Summary, depending on the date that the Loan is funded or (y) higher than the dollar amount set forth in the Term Loan Summary, if any payments are missed. The actual Monthly Periodic Payment amount and/or Interest Amount can be found on the Borrower Loan Dashboard.

(f)            Servicer. Lender may designate a servicer of the Loan from time to time with no less than five (5) business days written notice without approval of Borrower. Lender shall initially service the Loan (in such capacity, including its successors (including backup servicers) and assigns, “Servicer”). Servicer shall administer this Agreement on Lender’s behalf, including receipt of payments and other fees on behalf of Lender. Borrower hereby authorizes Servicer to administer this Loan in all respects on Lender’s behalf, including without limitation the authorization to ACH payments and fees from Borrower’s account(s) as provided in Section 2. Accordingly, all references to “Lender” in connection with Loan administration shall also be deemed to refer to “Servicer” in all cases, as fully as if set forth here in addition to or in lieu of Lender.

(g)            Notices to Lender. Except as expressly otherwise provided herein, all notices to Lender under this Agreement shall be given to Servicer. Borrower shall give all such notices to Servicer in writing either via the Borrower Loan Dashboard or email, where Servicer’s contact information including email shall be displayed, it being understood that no further notice to Lender shall be required. The email of the current Servicer is: notices@itriaventures.com.

2.	DESIGNATED ACCOUNT(S)

(a)            Designated Account(s). Please specify below: (i) all of Borrower’s and each Guarantor’s business bank accounts (each, a “Designated Account” and collectively, “Designated Accounts”) and (ii) the Designated Account into which Lender should disburse the proceeds of the Loan. If no account is so designated, Lender will disburse the Loan proceeds into the first account listed below. By submitting the information below, you certify to Lender that each such account was established only for business purposes and not for personal, consumer, family or household purposes. As specified in Section 2(c) below, Lender will be authorized to withdraw funds from Borrower’s Designated Accounts as and when payments are due under this Agreement. As specified in Section 14, Lender will be authorized to withdraw funds from any Guarantor’s Designated Accounts following the occurrence of an Event of Default or as authorized by Borrower and/or Guarantor at a later date. Borrower and each Guarantor confirm to Lender that the Designated Accounts listed below are business accounts and not consumer accounts. Upon an Event of Default, “Designated Accounts” includes any other business bank or merchant processing account of Borrower and each Guarantor.

Account #1* * REQUIRED Deposit Funds / Withdrawals	Account #2 Deposit Funds / Withdrawals	Account #3 Deposit Funds / Withdrawals
Account Holder: zSpace, Inc.	Account Holder: zSpace Technologies (Shanghai) Co. Ltd	Account Holder: zSpace KK
Bank Name: *****	Bank Name: *****	Bank Name: *****
Routing #: *****	Routing #: *****	Routing #: *****
Account #: *****	Account #: *****	Account #: *****

(b)            Maintenance of Designated Account(s). You agree to keep all Designated Account(s) referenced above open until all of your Obligations under this Agreement have been repaid in full to Lender. You further agree to promptly notify Lender in writing if (i) there are any changes to the account and routing numbers of the Designated Account(s) or (ii) you open any new business account (including all details related such account), which new account(s) will be considered Designated Accounts for all purposes under this Agreement.

(c)            ACH Authorization. You hereby authorize Lender to debit via Automatic Clearing House (“ACH”) your Designated Accounts on the periodic basis and in the amounts specified herein as required for repayment of the Loan, including all fees and payments specified in this Agreement. You acknowledge that Lender shall have full read-only access to all Designated Accounts while this Agreement is in effect. This authorization shall remain in full force and effect until all of the Obligations (as defined in Section 5(b) below) have been repaid in full. Unless otherwise agreed to by Lender and Borrower in writing, Lender will withdraw the applicable Periodic Payment specified in the Term Loan Summary (“Periodic Amount”), by initiating a debit via ACH from the Designated Account(s). You hereby authorize Lender to debit this Periodic Amount from your Designated Accounts in accordance with the Payment Schedule, until all Obligations have been paid in full. You understand and acknowledge that, due to the timing of the receipt of data by Lender and the operations and rules of the ACH system as determined by the National Automated Clearing House Association, Lender will not be able to confirm receipt of funds until after the actual debit. You agree to promptly provide any assistance requested by Lender and/or another financial institution to confirm that you have authorized Lender to initiate ACH debits of your Designated Accounts. You agree to be bound by the NACHA Operating Rules in effect when any ACH entry is submitted.

(d)            Bank Fees. Borrower understands that only Borrower, and not Lender (or Servicer) is responsible for any fees charged by Borrower’s bank as the result of credits or debits initiated under this Agreement.

3.	REPAYMENT OF THE LOAN

(a)            Repayment of Loan. You agree to pay Lender both (i) the Loan Amount and (ii) the Interest Amount (the sum of such amounts, the “Repayment Amount”), in each case as specified herein. The Repayment Amount will be repaid to Lender via periodic ACH withdrawals of the Periodic Amount on each Periodic Payment Date in accordance with the Payment Schedule. If you decide to prepay the Loan, it will be subject to a Prepayment Fee as provided in Section 3(d) below, so in this case your total payment will be different. At the end of the Term or upon prepayment, you must also pay Lender any other Obligations then due and payable to Lender. You agree to pay Lender all amounts due under this Agreement in U.S. dollars. Time is of the essence regarding all such payment obligations, meaning that all such amounts are due and payable to Lender strictly in accordance with this Agreement. If a Periodic Payment Date falls on Saturday, Sunday or Federal Reserve holiday, the Periodic Amount will be due on the next business day.

(b)            Manner of Repayment. The Loan shall be repaid by ACH withdrawals of the Periodic Amount from Borrower’s Designated Account(s) on the Periodic Payment Dates. If Borrower knows that for any reason Lender will be unable to process a payment via ACH, then Borrower shall immediately deposit sufficient funds into the Designated Account(s) so that the missed payment can be collected as provided above.

(c)            Application of Payments. Payments received on the Loan will be applied by the Lender as follows: (i) first, to interest accrued on the Loan, (ii) second, to any fees, expenses and other Obligations that are then due and payable under this Agreement and (iii) third, to the Loan Amount (as a reduction of the principal balance of the Loan).

(d)	Prepayment.

(i)            Prepayment. You have the option to prepay the Loan in full by giving Lender prior written notice in the manner specified in clause (ii) below and paying, on the date of such prepayment, an amount equal to (1) (x) the Loan balance and the accrued Interest Amount outstanding and unpaid on such date, if the Loan is to be prepaid in full or (y) the principal amount of the Loan you wish to repay, as specified to the Lender in the Prepayment Notice under subparagraph (ii) below, plus (2) without duplication of interest payments any fees, expenses and other Obligations that may then be due and payable under this Agreement (collectively, the “Prepayment Amount”). As used herein, the “Prepayment Fee” means the following amounts (as summarized in the chart below), 1.5% of the unpaid principal balance of the Loan if you prepay the Loan after the first (1st) month of the Term but before the last day of the Term.

Prepayment Fee Summary
Month of Prepayment
Term	2-12
12 months	1.5%

(ii)            Prepayment Notice. If you wish to prepay your Loan, you must give the Servicer prior written notice via the Borrower Loan Dashboard or by email (“Prepayment Notice”), as provided in Section 1(g), that you intend to prepay the Loan in full or in part as of a specified date. The initial Servicer’s email is: notices@itriaventures.com. If you want to prepay the Loan in part only, you must specify the principal amount to be repaid as of the Prepayment Date in the Prepayment Notice. The prepayment date (the “Prepayment Date”) specified in the Prepayment Notice must be a business day that is no earlier than five (5) business days after the date of the Prepayment Notice and no later than the next scheduled Periodic Payment Date. Lender will notify you in writing of the Prepayment Amount due and payable on the Prepayment Date via Email Alert or the Borrower Dashboard not later than one (1) business day prior to the Prepayment Date.

(e)            Interest; Maximum Permitted Interest Rate. Prior to the occurrence of an Event of Default, the Loan will accrue at the Interest Rate specified in the Term Loan Summary, calculated on the basis of a 365-day year (“Interest Rate”). The total interest expense you will pay on the Loan (assuming there is no prepayment and no Event of Default) is the “Interest Amount”. From and after the date 30 days following the occurrence of an Event of Default, until such time as the Event of Default continues, the entire unpaid principal balance of the Loan will bear interest at a rate 5% higher than the Interest Rate specified in the Term Loan Summary, unless waived by the Lender at its sole discretion, but shall not in any event exceed maximum legal rate of interest permitted under New York law (“Default Interest Rate”). Interest accrued at the Default Interest Rate shall be payable upon demand and will result in a higher total Repayment Amount payable by you. In the event that a court of competent jurisdiction determines that Lender has charged or received interest in excess of the maximum permitted rate, then (i) the applicable interest rate, inclusive of any fees or charges payable under this Agreement that are determined by such court to constitute interest, shall be automatically reduced to the maximum rate permitted by law and (ii) if required by law, any sums already collected from Borrower that exceed the maximum permitted rate will be refunded or credited to Borrower.

4.	FEES AND COSTS

(a)	Fees. Borrower shall pay the following fees to Lender or Servicer on behalf of Lender:

(i)            Origination Fee: A one-time Origination Fee in the amount set forth in the Term Loan Summary (“Origination Fee”). The Origination Fee will be deducted from the proceeds of the Loan to be disbursed to Borrower on the Effective Date.

(ii)            Underwriting Fee: A one-time Underwriting Fee in the amount set forth in the Term Loan Summary (“Underwriting Fee”). The Underwriting Fee will be deducted from the proceeds of the Loan to be disbursed to Borrower on the Effective Date.

(iii)            Returned Payment Fee: A returned payment fee in the amount set forth in the Term Loan Summary that is due and payable to Lender each time any electronic payment processed on Borrower’s Loan is returned unpaid or dishonored for any reason (“Returned Payment Fee”).

(iv)            Late Fee: A late fee in the amount of 3% of each scheduled Monthly Periodic Payment on the Loan that is not received by Lender in full on a timely basis in accordance with the Payment Schedule on a cumulative basis (including shortfalls and missed payments from prior periods) for any reason other than reasons beyond the control of the Borrower (“Late Fee”).

(v)            Administrative Fee. Upon the occurrence of an Event of Default, a fee of up to 5% of the unpaid principal balance of the Loan, as determined by the Lender in its sole discretion (“Administrative Fee”, and together with the Prepayment Fee, Origination Fee, Underwriting Fee, Returned Payment Fee, Late Fee and Administrative Fee, the “Fees”), for in-house collections enforcement costs, including in-house counsel time, legal filings, mailings, levies, and other expenses.

(b)            Attorneys’ Fees and Collection Costs. In addition to the above Fees, Borrower shall pay to Lender on demand any and all third party collection costs, attorneys’ fees and expenses, and any other expenses reasonably incurred by Lender to obtain or enforce payment of Borrower’s Obligations or any Guarantor’s obligation to pay the Guaranteed Amount (collectively, “Enforcement Expenses”), including, without limitation, expenses incurred in connection with: (i) any bankruptcy or insolvency proceedings of Borrower or any Guarantor; (ii) the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith; and (iii) the perfection or protection of Lender’s rights in and to the Collateral. All such Enforcement Expenses will become a part of the Obligations.

5.	SECURITY INTEREST AND COLLATERAL

(a)            Secured Loan. This Loan is secured by certain business assets of Borrower, which business assets are pledged as collateral to Lender as provided below.

(b)            Security Interest. Borrower hereby grants to Lender a second priority security interest (“Security Interest”) in and to any and all Collateral (as defined below) to secure the prompt and complete payment when due of all debts, liabilities and obligations of any kind whatsoever of Borrower to Lender as set out in this Agreement or any other agreement in respect of the Repayment Amount, whether fixed, contingent or otherwise, including, without limitation, the Repayment Amount and all other Fees and Enforcement Expenses payable to Lender under this Agreement (collectively, “Obligations”) and the performance by Borrower of all of the covenants and obligations to be performed by it in accordance with this Agreement. “Collateral” means collectively all of Borrower’s right, title and interest in, to and under the following property, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wherever located: (i) all inventory used in Borrower’s business (as defined in Article 9 of the Uniform Commercial Code (the “UCC”) in effect from time to time in the State of New York); (ii) all Receivables (as defined); and (iii) all proceeds from Receivables and/or rights to payment and collection of all debts, obligations and liabilities owed to Borrower, including, without limitation, amounts due from merchant processors from credit or debit card transactions. As used herein, “Receivables” means any and all: (i) funds that Merchant receives from its customers using credit cards, charge cards, debit cards, prepaid cards, benefit cards, or similar cards to purchase Merchant’s products and/or services (including without limitation any such funds that are processed by Merchant’s card processor(s)); (ii) funds that Merchant receives from its customers in any manner of payment to purchase Merchant’s products and/or services; (iii) accounts, future accounts, contract rights, choses in action, checks, notes, negotiable instruments and any other rights to receive payment; and (iv) insurance proceeds received by Merchant (up to the Amount Sold, less total remittances under this Agreement). “Receivables” also includes the Receivables of Merchant’s subsidiaries and affiliated companies and, upon a Material Breach, of any (x) new or existing company owned or controlled by Merchant (collectively, an “Other Business”), (y) any new or existing company, whether owned or controlled by Merchant or any third party, to which all or a material portion of the business or assets of Merchant are sold or otherwise transferred (collectively, a “Successor Company”) or (z) any affiliate of any of the foregoing, in each case without the express prior written consent of Purchaser.

(c)            Location of Collateral. All Collateral shall be located at Borrower’s address as shown in the application for the Loan, except for inventory or other Collateral sold in the ordinary course of Borrower’s business, but excluding any transaction prohibited under Section 8(b)(v), including without limitation factoring or similar transactions.

(d)            Maintenance of Collateral. Borrower agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Borrower further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral, excluding liens (i) authorized or consented to by Lender or Servicer in writing, (ii) arising in connection with Permitted Indebtedness (as defined) or (iii) described on Schedule A (2) (collectively, “Permitted Liens”). As used herein, “Permitted Indebtedness” means, collectively, (i) indebtedness to Lender under this Agreement, (ii) unsecured indebtedness to trade creditors incurred in the ordinary course of business, (iii) unsecured indebtedness in respect of business credit cards used for business purposes in the ordinary course of business, (iv) Indebtedness secured by Liens permitted under the definition of “Permitted Liens” hereunder, (v) any indebtedness secured by assets in respect of which no lien or security interest has been created in favor of the Lender and (vi) the indebtedness listed on Schedule A (1), up to the respective individual and respective aggregate cap amounts specified therein. The Borrower shall inform the Lender in writing of any Permitted Indebtedness prior to incurring such Permitted Indebtedness, it being clarified that no such consent of the Lender will be required for the purpose of incurring any Permitted Indebtedness up to the aggregate cap on such indebtedness as set out in Schedule A (1). Permitted Liens shall be set out on Schedule A (2) authorized or consented to by Lender or Servicer in writing (such liens, “Permitted Liens”).

(e)            Priority in Collateral; Intercreditor Agreement. The parties agree that Lender shall have a second priority lien on the Collateral, and 3i, LP (“Other Lender”) shall have a first priority position with respect to the Collateral. To memorialize this seniority and ranking in respect of the security interests herein, Lender and the Other Lenders shall enter into an intercreditor and subordination agreement on or prior to the Effective Date in the form attached as Schedule B (the “Intercreditor Agreement”).

(f)            Lender’s Right to Maintain Collateral. Subject to the terms of the Intercreditor Agreement and the rights of any senior secured party, Lender shall be entitled take any action that Lender deems appropriate, in its sole discretion, to maintain or preserve the Collateral, including, without limitation, inspecting the Collateral, discharging or paying all taxes, liens, security interests, encumbrances and other claims at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral, subject in each case to the provisions of the Intercreditor Agreement. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender’s option, will be: (i) payable on demand; (ii) added to the principal balance of the Loan and be payable with any installment payments due during the remaining term of the Loan; or (iii) if not paid sooner, due and payable on the last day of the Term of the Loan.

(g)            Filings; Cooperation. Borrower hereby authorizes each of Lender and Servicer (on Lender’s behalf) to make such UCC filings (including, without limitation, a UCC-1 financing statement) and any other filings or recordations against Borrower or the Collateral that Lender deems necessary or desirable, in its sole discretion, to perfect or maintain the perfection of or otherwise protect Lender’s Security Interest in the Collateral, subject in each case to the provisions of the Intercreditor Agreement. Upon request by Lender, Borrower agrees to execute any documents or take any other action in connection with this Agreement as Lender deems necessary or desirable to perfect or maintain the perfection of or otherwise protect Lender’s Security Interest in the Collateral.

(h)            No Liens. Other than Permitted Liens, Borrower shall not pledge or grant any security interest in any Collateral to any other person or entity until all of the Obligations have been paid in full and this Agreement has been terminated.

(i)            Taxes. Borrower agrees to complete and file all necessary federal, state and local tax returns and will pay when due all taxes, assessments, levies and liens upon the Collateral and provide evidence of such payments to Lender upon request.

(j)            Insurance. Borrower shall maintain customary and reasonable insurance on tangible Collateral in an amount not less than the fair market value of such Collateral and shall issue a certificate of insurance to Lender naming the Other Lender as the primary loss payee and Lender as an additional insured and loss payee. If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may obtain such insurance as Lender deems appropriate at Borrower’s sole cost and expense and the cost of such insurance shall become part of the Obligations payable by Borrower. Borrower shall promptly notify Lender of any loss of or damage to the Collateral.

6.	BORROWER AND GUARANTOR AUTHORIZATIONS

Borrower and each Guarantor authorize each of Lender and/or Servicer from time to time, in their sole discretion, to:

(a)            Credit Reports and Information. Contact credit and database reporting companies to obtain credit and other reports and information on Borrower and each Guarantor, including, without limitation, credit history and credit card, debit card and other payment card processing and chargeback history;

(b)            Additional Information. Require that Borrower and any Guarantor promptly provide Lender with such additional information about the financial condition and operations of Borrower or any Guarantor, including without limitation financial statements and/or bank statements, as Lender may reasonably request;

(c)            Credit Pulls. Do soft and/or hard credit pulls in each case as determined by the Lender or Servicer;

(d)            Recorded Calls. Monitor and/or record its telephone calls with Borrower, each Guarantor and their principals, owners, employees or agents to confirm the content of conversations in connection with evaluations, training, monitoring for compliance and collections;

(e)            Lease information. Receive information regarding the commercial lease for the physical location of Borrower’s business from any applicable leasing company and or agent and, upon the occurrence of an Event of Default, such other information as Servicer may reasonably request; and

(f)            Contact Borrower and Guarantors. Contact Borrower and any Guarantor regarding this Agreement or other business transactions during normal business hours by phone, email or otherwise.

7.	BORROWER REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

(a)            Loan Agreement. Borrower has reviewed this Agreement, understands its terms and conditions, and has freely and voluntarily executed this Agreement without duress, pressure or coercion of any kind;

(b)            Opportunity for Review. Borrower has had a full opportunity to review this Agreement, request information of Lender and discuss this Agreement with its attorney and/or legal or financial advisors;

(c)            Compliance with Law. Borrower has operated and will, at all times, operate its business in compliance with all applicable federal, state and local laws, statutes, regulations and rules relating to Borrower’s business;

(d)            Sanctions; Anti-Money Laundering; Anti-Corruption. Neither Borrower nor any its affiliates, owners (including any Guarantor), director, officer or employee is subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State or any other relevant sanctions authority;

(e)            Anti-Money Laundering; Anti-Corruption. Neither Borrower nor any its affiliates, owners (including any Guarantor), directors, officers or employees has violated or has been investigated for violating (i) any applicable anti-money laundering laws and regulations or (i) any anti-corruption or anti-bribery laws and regulations;

(f)            Organization and Qualification. Borrower is, and shall remain at all times during the term of the Loan, duly organized, licensed, validly existing and in good standing under the laws of its state of formation or incorporation and in each other state in which it is does business;

(g)            Authorization. Borrower has the limited liability, corporate or other power and is duly authorized to execute, deliver and perform its obligations under this Agreement and each other document executed in connection with this Agreement;

(h)            Authorization by Control Parties. This Agreement has been approved by individuals (x) owning not less than a majority of the total equity and voting power of Borrower and (y) having control of the operations and management of Borrower, and executed by duly authorized officers of the Borrower;

(i)            Valid Agreement. This Agreement constitutes the legal, valid and binding obligation of Borrower except as such obligations may be modified by bankruptcy laws or laws affecting the rights of creditors generally;

(j)            Collateral. Borrower has good and marketable title to all of its business assets that are included in the Collateral, free and clear of any liens, security interests, restrictions, pledges and encumbrances of any kind, other than Permitted Liens and those in favor of Lender;

(k)            No Approvals. The execution and performance of this Agreement by Borrower does not require any governmental or third party consent, license or approval and will not conflict with or cause a breach in any agreement or organizational documents of Borrower;

(l)            Accurate Disclosure. All information submitted by Borrower to Lender, or to Servicer on Lender’s behalf, in connection with its Loan application and this Agreement (including, without limitation, Borrower’s legal name, location and ownership) is true, correct and complete;

(m)          Litigation Disclosure. Borrower has accurately disclosed to Lender all lawsuits, arbitrations, proceedings or investigations (collectively, “Actions”) pending or, to Borrower’s knowledge, threatened in writing against Borrower, any Guarantor or their respective assets;

(n)            Potentially Adverse Actions. There are no Actions pending or, to Borrower’s knowledge, threatened in writing against or Borrower or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business, assets or prospects or the value of the Collateral;

(o)            Potentially Adverse Facts Disclosed. Borrower has fully and accurately disclosed all material facts relating to its business, financial condition and prospects, including all circumstances that might have a material adverse effect on Borrower’s financial condition, business, assets or prospects or the value of the Collateral;

(p)            Solvency. Borrower is solvent and is not contemplating any bankruptcy or other insolvency proceeding, receivership or assignment for the benefit of creditors and not such action or proceeding has been filed against Borrower; and

(q)            Licenses. Borrower has fully disclosed to Lender all Licenses required to operate its business.

8.	BORROWER COVENANTS (AGREEMENTS)

(a)	Affirmative Covenants. Borrower covenants and agrees that it will:

(i)            Repayment of Loan. Pay the Repayment Amount to Lender in accordance with the Payment Schedule and pay all other Obligations owed to Lender when due in accordance with this Agreement, subject to the provisions of this Agreement;

(ii)            Use of Loan Proceeds. Use the proceeds of the Loan disbursed to Borrower on the Effective Date solely and exclusively for working capital and other uses in Borrower’s business;

(iii)            Performance of Agreements. Promptly perform all obligations owed to Lender and covenants and agreements of Borrower under this Agreement;

(iv)            Notice to Lender. Promptly notify Lender in writing of (x) an actual or potential Event of Default as soon as Borrower becomes aware of same; (y) any occurrence that has or may have a material adverse effect on Borrower’s financial condition, assets, business or prospects or the value of the Collateral or (z) the filing of any Action against Borrower or its assets;

(v)            Lender Right to Information. Promptly provide Lender with any information, records, bank statements or other information relating to the Loan, the Collateral or Borrower’s financial condition as lender may reasonably request;

(vi)            Lender Right to Contact. Allow Lender or any of its agents to contact Borrower (including any cellular or mobile telephone, work telephone or email) from time to time as Lender may determine in its business judgment;

(vii)            Lender Right to Audit. Allow Lender or any of its agents, on reasonable prior notice to Borrower of not less than ten (10) business days, to (x) inspect Borrower’s accounting books and records, receipts and other documents and information that relate to Borrower’s accounts, Loan payments, Collateral or the general financial condition of Borrower and (y) make copies made thereof on-site or off-premises;

(viii)            Recordkeeping. Borrower will at all times keep accurate and complete records of Borrower’s Designated Account(s) and Collateral. Except as expressly provided herein, Lender shall have no obligation to maintain any electronic or other records or any documents in connection with this Agreement;

(ix)            Licenses. Borrower will maintain, renew and supplement as required all Licenses needed to operate Borrower’s business under applicable law;

(x)            Duty to Update. Borrower will promptly update Servicer upon incurring new Permitted Indebtedness and/or implementation of any Permitted Lien;

(xi)            Subsidiaries. Borrower has two subsidiaries: zSpace Technologies (Shanghai) Ltd., a company organized under the laws of the Peoples Republic of China, and zSpace K.K., a company organized under the laws of Japan, each of which is a Guarantor under this Agreement; and

(xii)            Cooperation. Reasonably cooperate with Lender in all aspects regarding the Loan and this Agreement, including with respect to the maintenance of Collateral.

(b)            Negative Covenants. Borrower covenants and agrees that, until all of the Obligations have been paid in full and this Agreement has been terminated, it will not, without the prior written consent of the Lender:

(i)            No Corporate Changes. Change its name, its tax identification number, legal structure or jurisdiction of organization or conduct Borrower’s business under any name other than as disclosed to Lender, other than pursuant to or as a direct consequence of any public securities offering, provided no such change shall result in a Change in Control or have a material adverse effect on the business, assets, financial condition or prospects of Borrower;

(ii)            No Business Changes. Change its place of business or principal executive office, its mailing address, its line of business or its credit card processor(s) other than expressly pre-approved by Lender in writing;

(iii)           No Collateral Changes. Change the nature of the Collateral;

(iv)           No Family or Household Uses. Use the Loan proceeds for any personal, consumer, family or household purposes;

(v)            No Additional Indebtedness. Incur additional indebtedness, directly or indirectly via any subsidiary, other than (i) (x) intercompany payables between subsidiaries or from any subsidiary to Borrower only and (y) trade payables in the ordinary course of business or take out additional financing (including without limitation merchant cash advance or factoring or A/R financing products) or (ii) Permitted Indebtedness);

(vi)            No Liens. Place or permit any additional liens, security interests or other encumbrances on the Collateral, other than Permitted Liens;

(vii)           No Subsidiaries. Borrower will not create any subsidiaries without the prior written consent of Lender, other than in a Permitted Acquisition (as defined); and

(viii)          No Mergers, Consolidations or Sales. (1) Merge or consolidate with or into any other business entity , other than a Permitted Acquisition (as defined); (2) enter into any joint venture or partnership with any person, firm or corporation, except in each case, in connection with a Permitted Acquisition; (3) sell, dispose or transfer assets of Borrower other than pursuant to a Permitted Transfer (as defined) and in the ordinary course of business; or (4) sell, dispose or transfer any equity interest in Borrower that would confer, directly or indirectly, majority equity ownership of the Borrower or operating control through its executive management team (a “Change in Control”) to a new entity or individual.

(ix)

“Permitted Acquisition” means (A) any purchase or other acquisition by Borrower or its subsidiaries (including the creation and capitalization of any subsidiary in connection with such purchase or other acquisition) of (x) all of the capital stock of a person that, upon the consummation thereof, will become a wholly-owned subsidiary (including as a result of a merger or consolidation) or (y) all or substantially all the assets of, or assets constituting one or more business units of, any person or (B) a merger, combination or acquisition consisting of a transaction or series of related transactions in which (i) the holders of the voting securities of the Borrower outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Borrower or such other surviving or resulting entity and (ii) the executive management team of Borrower immediately prior to such transaction or series of related transactions retains, immediately after such transaction or series of related transactions, control of the operations of Borrower or such other surviving or resulting entity; provided, that, with respect to each such Permitted Acquisition, the aggregate cash consideration paid in connection with all such Permitted Acquisitions does not exceed $3,000,000. The Borrower shall inform the Lender in writing of any Permitted Acquisition as soon as reasonably practicable prior to the closing of any such transaction, it being understood that Lender consent is not required.

“Permitted Investment” means, collectively, (A) Borrower’s following investments, subject to the aggregate dollar cap for all such investments of $5,000,000, (i) investments existing on the Effective Date, including investments (directly or via another subsidiary) in subsidiaries; (ii) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof; (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service (approx. $0 on the Effective Date); (iv) bank certificates of deposit maturing no more than one (1) year from the date of investment therein (approx. $0 on the Effective Date); (v) bank money market accounts; and (vi) Investments in bank deposit or checking accounts or otherwise permitted by, and subject to the terms and conditions of Section 2; (vii) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent with past practice (approx. $0 on the Effective Date); (viii) investments made in connection with Permitted Transfers, up to $1,000,000 in the aggregate during any 12-month period after the Effective Date; (ix) investments by Borrower (directly or via another subsidiary) in subsidiaries, up to $750,000 in the aggregate during any 12-month period after the Effective Date; (x) investments not to exceed $250,000 in the aggregate in any fiscal year consisting of (A) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (B) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s board of directors, up to $150,000 in the aggregate during any 12-month period after the Effective Date; (xi) investments (including debt obligations) made in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business, up to $200,000 in the aggregate during any 12-month period after the Effective Date; (xii) investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements, in each case, entered into in the ordinary course of business and designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, but in no case for speculation purposes, up to $250,000 in the aggregate during any 12-month period after the Effective Date; (xiii) subject to the limitations set forth in the definition of “Permitted Acquisition”, any investments or expenditures made in connection with or pursuant to any Acquisition that qualifies as a Permitted Acquisition under this Agreement; (xiv) investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers, in the ordinary course of business, provided that this clause (xiii) shall not apply to investments of Borrower in any subsidiary; and (xiv) other investments in an aggregate amount not to exceed $250,000 in any fiscal year of Borrower.

“Permitted Transfer” means a Transfer:

i.            Of inventory in the ordinary course of business;

ii.           Of non-exclusive licenses for the use of the property of Borrower or its subsidiaries in the ordinary course of business;

iii.          Of worn-out, surplus, fully-depreciated or obsolete equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower;

iv.          Consisting of grants of security interests and other Liens that constitute Permitted Liens;

v.           Of assets, including Permitted Investments and distributions pursuant to stock plans;

vi.          (1) by any subsidiary to another subsidiary, or (2) from a subsidiary to Borrower;

vii.         Consisting of the sale or issuance of any common stock (including a public offering of its Common Stock pursuant to an effective registration statement under the Securities Act), common partnership, common membership, or other common ownership interest or other common equity securities of Borrower that is not otherwise prohibited by this Agreement;

viii.        Consisting of the sale of real property by any subsidiary of Borrower; provided that any such sale of real property is made in exchange for cash in an amount that is not less than the fair market value of such real property, as confirmed by documentation as may be reasonably requested by Lender; or

ix.          Of other assets of Borrower or its subsidiaries that do not in the aggregate exceed $250,000 during any fiscal year.

9.	EVENTS OF DEFAULT.

(a)            Subject to the terms of the Intercreditor Agreement, the occurrence of any one or more of the following events shall constitute, upon ten (10) days prior written notice by Servicer to Borrower , in the event the default has not been cured within such period, an event of default under this Agreement (each, an “Event of Default”):

(i)            Borrower fails to pay the Periodic Amount in full when due not later than the scheduled Periodic Payment Date (whether for a Daily Periodic Payment, Weekly Periodic Payment, Bi-monthly Periodic Payment, or Monthly Periodic Payment), time being of the essence;

(ii)           Borrower fails to pay any other Obligations in full when due in accordance with the terms of this Agreement;

(iii)          the determination by Lender, in its reasonable business judgment, that Borrower has failed to promptly perform any term, covenant or condition in this Agreement, including, without limitation, the obligation to give written notice to Lender upon the occurrence of certain events;

(iv)          the determination by Lender that any representation or warranty made by Borrower or any Guarantor to Lender in this Agreement or otherwise made by Borrower (or on behalf of Borrower) in connection with the Loan (including, without limitation, the Loan application) is false or misleading;

(v)           Borrower incurs any additional indebtedness or financing in violation of this Agreement, other than Permitted Indebtedness,(including without limitation through the transactions specified in Section 8(b)(v));

(vi)          Borrower fails to maintain in full force and effect any License required to operate its business;

(vii)         all or any portion of the Collateral is subject to a security interest, lien or other encumbrance (other than Permitted Liens and those in favor of Lender) in violation of this Agreement;

(viii)        Borrower fails to maintain Lender’s second priority lien on the Collateral;

(ix)           Borrower changes credit card processors or any Designated Accounts in violation of this Agreement;

(x)            the voluntary or involuntary filing by or against Borrower of any case or proceeding under the federal bankruptcy code, any state or federal bankruptcy law, assignment for the benefit of creditors or other similar law protecting the rights of creditors;

(xi)           the commencement of any judicial or non-judicial proceeding by or against Borrower that seeks to accomplish a reorganization or arrangement with its creditors;

(xii)          the filing of a state or federal tax lien against Borrower or its assets, other than Permitted Liens;

(xiii)         the entry of any court order that enjoins, restrains or in any way prevents Borrower from conducting any material part of its business affairs in the ordinary course of business;

(xiv)        Borrower liquidates, dissolves or otherwise terminates its existence or ceases to carry on any substantial part of Borrower’s business as presently conducted, other than as permitted under Section 8(b)(i);

(xv)         the failure by Borrower to generally pay the debts of Borrower as they become due, unless such non-payment is waived by Borrower’s creditor;

(xvi)        the failure by Borrower to promptly provide Lender with information and/or documents requested by Lender in its reasonable business judgment, including without limitation that specified in Section 6(b);

(xvii)       the entry of any judgment against Borrower;

(xviii)      the diminution or lapse of insurance coverage on Borrower’s assets in violation of this Agreement; or

(xix)         the occurrence of any material adverse change to Borrower’s business, assets, financial condition or prospects, including, without limitation, any default under or acceleration of third party indebtedness (to the extent permitted under this Agreement), or the value of the Collateral;

10.	REMEDIES OF LENDER UPON DEFAULT

Upon the occurrence of an Event of Default, subject to the terms of the Intercreditor Agreement, Lender shall have and may exercise, directly or through Servicer, any one or more of the following rights and remedies, in each case without notice to Borrower or any Guarantor:

(a)            Accelerate Obligations: Lender may declare the full Repayment Amount and all other Obligations under this Agreement immediately due and payable.

(b)            Debit Amounts Due from Designated Accounts: Lender may debit from the Designated Account(s) of Borrower any and all Obligations that Borrower failed to pay.

(c)            Legal Process. Lender may commence other legal action, and enforce any right or remedy, against Borrower or any Guarantor.

(d)            Freeze Borrower Accounts. Lender may freeze or otherwise take control of Borrower’s bank and merchant processing accounts (including, without limitation, the Designated Accounts) and notify Borrower account debtors and obligors to make payments directly to Lender.

(e)            Rights in Collateral: Lender may exercise all rights of a secured creditor under the UCC in the Collateral, including, without limitation:

(i)              Sale of Collateral. Lender may sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or in the name of Borrower and/or any Guarantor, at public auction or private sale;

(ii)             Collect Revenues. Lender may collect the payments, rents, income, and revenues from the Collateral;

(iii)            Transfer Collateral. Lender may transfer any Collateral to itself or Lender’s nominee or assignee and receive the payments, income and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations;

(iv)            Appoint a Receiver. Lender may appoint a receiver to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds against the Obligations; and

(v)            Other Remedies. Lender may exercise any other rights and remedies under the UCC or at law or equity for any deficiency.

(f)            Remedies Cumulative and Non-Exclusive: Lender’s remedies shall be cumulative and may be exercised singularly or concurrently, and shall not prevent Lender from thereafter exercising other remedies. The remedies specified above are not exclusive of any other remedies to Lender under applicable law.

11.	LIMITATION OF LIABILITY; INDEMNIFICATION

(a)            Limitation of Liability. YOU HEREBY AGREE THAT, TO THE EXTENT PERMITTED BY LAW, YOUR SOLE REMEDY AGAINST LENDER FOR ANY CLAIM ARISING UNDER OR IN ANY WAY RELATED THIS AGREEMENT (WHETHER BASED UPON CONTRACT, TORT, STATUTE, REGULATION, COMMON LAW OR EQUITY) WILL BE MONEY DAMAGES NOT TO EXCEED THE GREATER OF (i) THE AMOUNT OF FUNDS OVERPAID TO LENDER, IF ANY, AND (ii) TEN THOUSAND DOLLARS ($10,000). YOU FURTHER AGREE THAT, TO THE EXTENT PERMITTED BY LAW, LENDER SHALL NOT BE LIABLE FOR, AND YOU HEREBY WAIVE, ANY AND ALL CLAIMS FOR INDIRECT, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSS OF BUSINESS), EVEN IF YOU HAVE BEEN ADVISED OF THE POSSIBLLITY OF SUCH DAMAGES. IF YOU FILE ANY CLAIM OR ACTION AGAINST LENDER IN VIOLATION OF THIS SECTION 11(a), YOU AGREE TO PAY ALL OF LENDER’S COSTS INCURRED IN THE MATTER (INCLUDING ATTORNEYS’ FEES).

(b)            Indemnification. You agree to indemnify and hold harmless Lender, its officers, directors, shareholders and agents (including, without limitation, Servicer) from all losses, costs, damage, liabilities or expenses (including, without limitation, court costs and reasonable attorneys’ fees) that Lender may sustain or incur by reason of defending or protecting Lender’s security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter arising out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement, the Obligations and/or the Collateral, excluding damages arising directly from Lender’s gross negligence or willful misconduct. This indemnity shall survive the repayment of the Obligations and the termination of this Agreement.

12.  GOVERNING LAW; PERSONAL JURISDICTION; VENUE; CONSENT TO SERVICE; WAIVER OF JURY TRIAL AND CLASS ACTIONS; WAIVER OF CONSUMER DEFENSES; WAIVER OF CERTAIN ACTIONS; ARBITRATION.

(a)            Governing Law. EXCEPT FOR SECTION 12(h), WHICH SHALL BE GOVERNED EXCLUSIVELY BY THE FEDERAL ARBITRATION ACT, THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE LENDER IN THE COLLATERAL, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Borrower and each Guarantor expressly acknowledge that Lender maintains its principal office in the State of New York and extends this Loan from that office. Accordingly, the parties agree that this Agreement and its subject matter bears a “significant, material and reasonable relationship” with the State of New York.

(b)            Personal Jurisdiction; Venue. BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACT, TRANSACTION, DISPUTE OR CONTROVERSY ARISING HEREUNDER OR THEREUNDER OR RELATING HERETO OR THERETO, AND BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO SECTION 12(h) BELOW, ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER, ANY ASSIGNEE OR AFFILIATE THEREOF OR ANY OTHER PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK.

(c)            Consent to Service. Borrower and each Guarantor waive personal service of any and all process upon Borrower and Guarantor and consent that service of process may be made by mail (at Borrower’s primary business address specified in the Loan application) or by any other method permitted by law.

(d)            Waiver of Jury Trial and Class Actions. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT THEY MAY HAVE TO (1) TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE LOAN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND (2) ASSERT ANY CLAIMS AGAINST ANY OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST ANY OTHER PARTY, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY WILL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION; AND (3) THE FOREGOING WAIVERS ARE ESSENTIAL TERMS OF THIS AGREEMENT. YOU UNDERSTAND AND AGREE THAT, BY SIGNING THIS AGREEMENT, (1) YOU ARE PERMANENTLY WAIVING YOUR RIGHT TO A JURY TRIAL AND (2) YOU MUST BRING CLAIMS AGAINST LENDER ONLY IN YOUR INDIVIDUAL OR CORPORATE CAPACITY, AS APPLICABLE, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(e)            Waiver of Consumer Defenses. Borrower and each Guarantor hereby waive any defense, regardless of the actual use of Loan proceeds by Borrower or Guarantor, claiming that the Loan was made to Borrower for personal, consumer, family or household purposes. Borrower and each Guarantor understand and agree that the Loan has been made to Borrower solely as a business loan for Borrower’s business as set forth in this Agreement.

(f)            Waiver of Certain Actions. To the extent not prohibited by applicable law, the Borrower and each Guarantor waive demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest. Borrower and each Guarantor further agree that: (i) Lender is not required to file suit, show diligence in collection against Borrower or any Guarantor, or proceed against any Collateral or the Guarantor Collateral (as defined); (ii) Lender may, but will not be obligated to, substitute, exchange or release any Collateral; (iii) Lender may, but will not be obligated to, perfect Lender’s Security Interest in any Collateral or the Guarantor Security Interest in any Guarantor Collateral (as defined); (iv) Lender may, but will not be obligated to, sue one or more persons or entities without joining or suing others; and (v) Lender may modify, renew, or extend this Agreement without notice to or approval by any person (other than the party with whom the modification, renewal or extension is made).

(g)            Reduced Statute of Limitations. Borrower and Lender each agree that: (i) it will not bring against the other party any claim, action or legal or administrative proceeding of any kind or under any legal or equitable theory or request for relief of any kind to enforce or arising out of or relating to in any material respect this Agreement (collectively, “Action or Proceeding”) after the date two (2) years from the sooner to occur of (x) the payment of the Repayment Amount in full to Lender and (y) the effective date of termination of this Agreement for any reason (such period, the “Limitations Period”); (ii) all statutes of limitations under applicable law shall in all cases be limited to the Limitations Period; and (iii) the Limitations Period is a reasonable period of time in which to bring an Action or Proceeding under or relating to this Agreement

(h)            Arbitration. Notwithstanding any provision hereof, and excluding (i) the enforcement or domestication of, or litigation relating to, any judgment, (ii) the enforcement of any provision of this Agreement against Borrower and/or any Guarantor and (iii) any action by or on behalf of Lender for injunctive relief under this Agreement, each party (Borrower, each Guarantor and Lender) agrees to arbitrate all disputes and claims arising out of or relating to this Agreement (collectively, “Claims”) at the request of the other party. If a party seeks to have a dispute settled by arbitration, that party must first send to the other party, by certified mail, a written Notice of Intent to Arbitrate (“Arbitration Notice”). If the parties do not reach an agreement to resolve the Claim within thirty (30) days after the Arbitration Notice is received, Lender and Borrower agree that the Claim will be resolved by a final and binding arbitration proceeding with JAMS, Inc. (“JAMS”) in New York County, New York under the Optional Expedited Arbitration Procedures then in effect. The parties agree that, except as otherwise expressly required by JAMS rules, (i) the party filing arbitration shall pay all JAMS filing fees and reasonable administrative fees; (ii) thereafter, each party shall bear its own arbitration costs and fees, including witness fees and attorneys’ fees; and (iii) each party shall bear an equal share of the arbitrator’s fees; provided, if the arbitrator finds that either the substance of the Claims of any party or the relief sought by any party is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), then the arbitrator shall award the other party all of its costs and fees of the arbitration, including witness and reasonable attorneys’ fees. Borrower and each Guarantor agree that (i) arbitration is the required and exclusive forum for the resolution of all Claims and (ii) to the fullest extent permitted by law, Borrower and each Guarantor are permanently giving up their right to a jury trial in any forum and the right to a judicial forum for the resolution of any and all Claims. Further, the parties agree that the arbitrator may not consolidate proceedings for more than one person’s Claims, and may not otherwise preside over any form of a representative or class proceeding, and that if this specific provision is found unenforceable, then the entirety of this arbitration clause shall be null and void. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

BORROWER MAY OPT OUT OF ARBITRATION. In order to opt out of this Arbitration Clause, Borrower shall send Lender a written notice executed by Borrower, stating that Borrower does not want the arbitration clause set forth in this Section 12(h) to apply to this Agreement. For any opt out to be effective, an opt out notice, duly executed by Borrower, must be sent to the following address by registered mail, within ten (10) business days after the Effective Date, to Servicer, whose contact information will be set forth on the Borrower Loan Dashboard. As of the date of this Agreement Servicer is: Itria Ventures LLC, One Penn Plaza, Suite 4915, New York, NY 10119, Attention: President and General Counsel, with a copy in all cases by email to: notices@itriaventures.com.

13.	MISCELLANEOUS

(a)            Entire Agreement; Modifications. This Agreement, including the Term Loan Summary, and the Guaranty, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, whether written or oral. This Agreement may only be modified by written amendment signed by the parties, and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(b)            Interpretation. Section and paragraph headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement. This Agreement has been reviewed by all parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

(c)            No Assignment by Borrower. You may not assign this Agreement or any rights herein or delegate any duties, in whole or in part, without the prior written consent of Lender, and any purported assignment or delegation by Borrower without such consent shall be void ab initio.

(d)            Assignment by Lender. Lender may assign, sell and transfer this Agreement or any rights herein, in whole or in part, to any person, without the consent of Borrower. In connection with any such assignment by Lender, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower, Borrower’s business or any Guarantor to the assignee or purchaser (“Assignee”). After any such assignment, Lender may continue to service the Loan on behalf of the Assignee or transfer or delegate servicing to another person. Lender will maintain a register of each such assignment within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code, as amended and any related Treasury regulations.

(e)            Confidentiality. Borrower shall not make, publish or otherwise disseminate in any manner, including via the internet or any social media, a copy of this Agreement or any part thereof or make any public statement or description, including via the internet or any social media, of the terms of this Agreement, except (i) to its employees and advisors who have a legitimate “need to know” such information, and (ii) as required by law or applicable regulation, including to the extent necessary to comply with its obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, filing requirements for registration statements, current reports, periodic reports, and other reports and forms.

(f)            Notices. All communications between the parties with respect of, or notices, requests, directions, consents or other information sent under, this Agreement shall be in writing and delivered by email (with proof of transmission) to an email address of the other party at which such party normally receives email communications as of the time the notice is sent or, at the request of any party, by Federal Express or other internationally recognized courier (with signature). All such communications and notices shall be effective upon sending via email with proof of transmission or via courier with signature. Notice may be sent to Lender via the Borrower Loan Dashboard or by email, as set forth in Section 1(g). Servicer email, as of the date hereof, is: notices@itriaventures.com.

(g)            No Waiver. Any waiver of rights under this Agreement must be in writing and will not be inferred from any failure to exercise or partial exercise of any right hereunder.

(h)            Severability. If one or more provisions of this Agreement is determined to be invalid, illegal or unenforceable in any respect in any jurisdiction, such determination shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction or any other provision of this Agreement.

(i)            Further Assurances. The parties agree to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purpose of fully effectuating the terms and provisions of this Agreement.

(j)            Counterparts. This Agreement may be executed in multiple counterparts, all of which taken together shall be deemed to constitute one and the same original instrument. Transmission by email or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed an executed original.

(k)            Consent to Electronic Transactions. Borrower expressly consents to conducting this transaction by electronic means, including by email communications, electronic signatures, the creation of a duly authenticated security interest by electronic signature and the retention and storage of electronic records, to the maximum extent permitted by law. Borrower agrees that Lender shall not provide Borrower with a paper copy of this Agreement or other document relating thereto unless specifically requested by Borrower in writing.

(l)            Survival of Terms. All representations, warranties and covenants herein, including in the Guaranty, shall survive the execution and delivery of this Agreement and shall continue in full force until all Obligations under this Agreement shall have been satisfied and paid in full and this Agreement shall have terminated, except that the indemnification obligations in Section 11(b) shall survive the repayment of the Obligations and the termination of this Agreement.

(m)            Other Names. Borrower and each Guarantor hereby acknowledge and agree that Lender may be using “doing business as” or “d/b/a” names in connection with various matters relating to this Agreement and the Loan, including the filing of UCC-1 financing statements and other notices or filings (which may be filed in such other names or in the name of Lender’s agent or representative).

14.	GUARANTY

(a)            Guaranty. Each Guarantor, jointly and severally, absolutely, irrevocably and unconditionally guarantees (this “Guaranty”): (i) the prompt payment to Lender, including its successors and assignees, of the Repayment Amount and all of Borrower’s other Obligations under this Agreement (collectively, “Guaranteed Amount”). Upon an Event of Default under this Agreement, each Guarantor agrees to pay the Guaranteed Amount to Lender on demand, without requiring Lender first to enforce payment against Borrower or its right with respect to the Collateral. This Guaranty is a guarantee of payment, and is an absolute, unconditional, primary, and continuing obligation of each Guarantor. Each Guarantor’s obligations hereunder are independent of Borrower’s payment obligations and a separate claim may be brought against each Guarantor, whether or not a claim is made against Borrower. This Guaranty will remain in full force and effect until the Guaranteed Amount has been paid in full to Lender and this Agreement has been terminated.

(b)            Security Interest. Other than with respect to Permitted Liens, each Guarantor hereby grants to Lender a second priority security interest (“Guarantor Security Interest”) in and to any and all Guarantor Collateral (as defined below) to secure the prompt and complete payment when due of the Guaranteed Amount and the performance of Borrower’s covenants and obligations under this Agreement. “Guarantor Collateral” means all of Guarantor’s right, title and interest in, to and under the following property, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wherever located: (i) all personal property used in Guarantor’s business, including, without limitation, cash and cash equivalents, Receivables, accounts receivables, accounts, chattel paper, deposit accounts, securities accounts, documents, investment property, fixtures, general intangibles, payment intangibles, instruments, inventory, goods, equipment, letter of credit rights, as-extracted collateral and commercial tort claims (as those terms are defined in Article 9 of the UCC in effect from time to time in the State of New York), (ii) all licenses, permits or other such governmental document or instrument required in connection with the Borrower’s business and all registrations, recordings and applications therefor and all renewals, reissues and extensions thereof, (iii) all proceeds from and rights to payment and collection of all debts, obligations and liabilities owed to Borrower, including, without limitation, amounts due from merchant processors from credit or debit card transactions; and (iv) all products, proceeds, accessions, accessories, parts, attachments, supplies and replacements of the property described in clause (i), (ii) and (iii). Notwithstanding the foregoing, Guarantor Collateral shall not include any assets of Guarantor to the extent a security interest in such assets would result in materially adverse tax consequences to Guarantor and/or Borrower, as reasonably determined by Borrower and subject to Lender’s reasonable approval (in respect of which Guarantor and/or Borrower will provide information and/or documentation requested by Lender), which approval shall not be unreasonably withheld, delayed or conditioned.

(c)            Each Guarantor hereby authorizes Lender to make such UCC filings (including, without limitation, a UCC-1 financing statement) and any other filings or recordations (including, without limitation, filings with the U.S. Patent and Trademark Office and U.S. Copyright Office) against Guarantor or the Guarantor Collateral that Lender deems necessary or desirable, in its sole discretion, to perfect or maintain the perfection of or otherwise protect Lender’s Guarantor Security Interest in the Guarantor Collateral. Upon request by Lender, each Guarantor agrees to execute any documents or take any other action in connection with this Agreement as Lender deems necessary or desirable to perfect or maintain the perfection of or otherwise protect Lender’s Guarantor Security Interest in the Guarantor Collateral.

(d)            Upon the failure of any Guarantor to pay to Lender the Guaranteed Amount as provided hereunder, Lender may exercise all rights of a secured creditor under the UCC in the Guarantor Collateral.

(e)            Acknowledgment. Each Guarantor acknowledges that this Guaranty covers each liability, obligation, representation and warranty, covenant and agreement and waiver of Borrower under this Agreement. Further, each Guarantor represents and warrants that he or she is a legal resident of the United States of America. Each Guarantor also consents to service of any pleadings or other court documents by electronic mail at Borrower’s email address provided by Borrower.

(f)            ACH Authorization. Each Guarantor hereby authorize Lender, and Servicer on Lender’s behalf, to debit via ACH any of its Designated Accounts for the amounts due and payable by such Guarantor under this Guaranty.

(g)            Waivers. Each Guarantor hereby irrevocably and unconditionally affirms all waivers of Borrower in this Agreement, including, without limitation, those set forth in Sections 11 and 12.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower, each Guarantor and Lender by their duly authorized officers have executed this Agreement, in each case on the date specified by the Notary below. By signing this Agreement, Borrower and each Guarantor hereby affirm to Lender that they have read and understand this Agreement.

BORROWER: ZSPACE, INC.

TAX ID #:	352284050

By:	X	Name:	PAUL EMIL KELLENBERGER	Title:	Chief Executive Officer

By:	X	Name:	ERICKSON HEFFLER DEOLIVEIRA	Title:	Chief Financial Officer

By:	X	Name:		Title:

By:	X	Name:		Title:

GUARANTOR:		GUARANTOR:

ZSPACE TECHNOLGOIES (SHANGAHI) LTD.		ZSPACE, K.K.

By:		By:

Name:	PAUL EMIL KELLENBERGER	Name:	ERICKSON HEFFLER DEOLIVEIRA

TITLE:	Director	TITLE:	Director

SS#:	(last 4 digits)	SS#:	(last 4 digits)

STATE OF )

COUNTY OF )

I,. a Notary Public, do hereby certify that on this          day of                   , 2025 , appeared before me                                                          , the (title(s)) of Borrower, and a Guarantor under the within Business Loan and Security Agreement, each personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing agreement, and swore and acknowledged to me that he or she executed the same by and in the name of Borrower and/or as Guarantor, respectively, for the purpose and in the capacity therein expressed, and that the statements contained therein are true and correct.

Notary Signature:

Name of Notary:

Notary Commission Expires:

Schedule A

Permitted Indebtedness; Permitted Liens

(1)            Permitted Indebtedness. The following indebtedness shall be deemed “Permitted Indebtedness” as per Section 5(d) of the Agreement up to the respective principal amounts and aggregate cap specified below.

Lender	Individual Agreement	Outstanding Principal	Security Interest	Interest Rate	Maturity Date
Fiza Investments Limited	Loan and Security Agreement, as amended November 3, 2022	$5,000,000	Secured	13%	The latter of December 31, 2027 or 12 months after 3i Convertible Debt is repaid
Fiza Investments Limited	Loan and Security Agreement, as amended May 29, 2023	$949,379	Secured	20%	The latter of December 31, 2027 or 12 months after 3i Convertible Debt is repaid
Fiza Investments Limited	Loan and Security Agreement, as amended November 18, 2023	$1,252,316	Secured	20%	The latter of December 31, 2027 or 12 months after 3i Convertible Debt is repaid
3i	Senior Secured Convertible Note dated April 11, 2025	$12,058,852	Secured	6%	April 11, 2027

Aggregate Dollar Cap. The aggregate principal amount of all Permitted Indebtedness (including Permitted Indebtedness incurred after the Funding Date) shall not at any one time exceed $20,000,000.

(2)            Permitted Liens. “Permitted Liens” means the following:

(a)            any Liens (i) existing on the Effective Date and disclosed in this Schedule as Permitted Indebtedness (excluding Liens to be satisfied with the proceeds hereunder), (ii) arising under this Agreement or (iii) created in respect of any other Permitted Indebtedness;

(b)            Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Lender’s security interests;

(c)            Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon or accessions or additions thereto, and the proceeds of such equipment;

(d)            Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (together with an improvements thereon or accessions or additions thereto) and the principal amount of the indebtedness being extended, renewed or refinanced does not increase (except by the amount of any fees, premium or other charges incurred in connection with such extension, renewal or refinancing);

(e)            Liens in favor of financial institutions arising in connection with Borrower’s or its Subsidiaries’ deposit accounts and/or securities accounts held at such institutions, provided that Lender has a perfected security interest in such accounts to the extent required hereunder;

(f)            Liens of carriers, landlords, banks (including customary rights of set off), warehousemen, mechanics, suppliers, or other possessory Liens that are imposed by law arising in the ordinary course of business, so long as the underlying obligations are not delinquent or remain payable without penalty or are being contested in good faith by appropriate proceedings which have the effect of staying or preventing the forfeiture or sale of the property subject to any such Lien;

(g)            Liens securing payment of workers’ compensation, employment insurance, old-age pensions, social security, and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h)            Deposits to secure (i) the performance of bids, tenders, trade contracts, leases, government contracts, statutory obligations, customs and other obligations of a similar nature, in each case, incurred in the ordinary course of business;

(i)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; and

(j)            Easements, rights or way, restrictions, encroachments, and other minor defects or irregularities of title, in each case, that do not interfere in any material respect with the ordinary conduct of Borrower’s or its Subsidiaries’ businesses; and leases, subleases, non-exclusive licenses or sublicenses of property (other than intellectual property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest therein.

Schedule B

Form of Intercreditor Agreement